[KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP LETTERHEAD]

                                                                     EXHIBIT 5.1

                                                                  (212) 836-8000

                                  May 27, 1999

Veeco Instruments Inc.
Terminal Drive
Plainview, New York 11803

Ladies and Gentlemen:

            We have acted as special counsel to Veeco Instruments Inc., a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-8 (the "Registration Statement") to be filed pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 1,500,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), 1,400,000 of which may be issued upon the exercise of stock options to be granted pursuant to the Company's Amended and Restated 1992 Employees' Stock Option Plan, as amended to date, and 100,000 of which may be issued upon the exercise of stock options granted pursuant to the Company's Amended and Restated 1994 Stock Option Plan for Outside Directors, as amended to date (collectively, the "Option Plans").

            In that connection, we have reviewed the Company's certificate of incorporation as amended, its by-laws, resolutions adopted by its Board of Directors and its stockholders, the Registration Statement, the Option Plans and such other documents and proceedings as we have deemed appropriate.

            On the basis of such review, and having regard to legal considerations that we deem relevant, we are of the opinion that the shares of Common Stock to be offered pursuant to the Registration Statement have been duly authorized and, when issued in accordance with the terms set forth in the Option Plans, will be validly issued, fully paid and nonassessable.

            We advise you that we are members only of the Bar of the State of New York and that our opinion set forth above is based as to matters of law solely on applicable provisions of the General Corporation Law of the State of Delaware, and we express no opinions as to any other laws, statutes, ordinances, rules or regulations.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we are within the category of
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persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                Very truly yours,


                                /s/ Kaye, Scholer, Fierman, Hays & Handler, LLP